Exhibit 10.1

FIRST AMENDMENT TO
NOTE AND CONSTRUCTION LOAN AGREEMENT

This FIRST AMENDMENT TO NOTE AND CONSTRUCTION LOAN AGREEMENT (this “Amendment”) is made as of September 24, 2008 (the “Amendment Effective Date”) by and between BEHRINGER HARVARD MOCKINGBIRD COMMONS LLC, a Delaware limited liability company (successor in interest by merger to Behringer Harvard Mockingbird Commons, LP, a Texas limited partnership) (“Borrower”), and CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company f/k/a TEXANS COMMERCIAL CAPITAL, LLC (“Lender”).

WHEREAS, Borrower and Lender entered into that certain Construction Loan Agreement dated as of September 30, 2005, pursuant to which Lender loaned to Borrower (the “Loan”) up to the principal sum of $34,047,458.00 (the “Loan Agreement”) as further evidenced by one certain promissory note dated as of September 30, 2005 in the original principal amount of $34,047,458.00, executed by Borrower and payable to the order of Lender (the “Note”); and

WHEREAS, as security for the obligations of Borrower under the Loan Agreement and the Note, Borrower executed and delivered to Lender, among other things, (i) that certain Amended and Restated Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental, dated September 30, 2005, executed by Borrower to Joel B. Fox and/or John C. O’Shea, as trustee for the benefit of Lender, covering the property described therein and recorded October 4, 2005 as Instrument No. 200503532798, Official Records of Dallas County, Texas (the “Deed of Trust”) and (ii) that certain Absolute Assignment of Leases and Rents from Borrower to Lender, dated September 30, 2005, covering the property described therein and recorded as Instrument No. 200503532799, Official Records of Dallas County, Texas (the “Assignment”); and

WHEREAS, the Loan Agreement, Note, Deed of Trust and any and all other documents evidencing and/or securing the indebtedness described in the Note, as same may have been previously amended, are referred to collectively as the “Loan Documents”); and

WHEREAS, in connection with the Loan, Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, and Behringer Harvard Short Term Opportunity Fund I, LP, a Texas limited partnership (each a “Guarantor” and collectively the “Guarantors”) entered into those certain Guaranty Agreements dated as of September 30, 2005; and

WHEREAS, the original Maturity Date of the Note was October 1, 2007; and

WHEREAS, pursuant to Section 4(b) of the Note, Borrower previously extended the Maturity Date to October 1, 2008; and

WHEREAS, Borrower and Lender have agreed to make certain changes to the Loan Documents, and desire to enter into this Amendment to document such changes;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

1.             Defined Terms.  Each capitalized term used but not defined herein has the meaning assigned to such term in the Loan Agreement or the other Loan Documents.

2.             Minimum Sale Price.  The following new Section 5.18 is hereby added to the Loan Agreement:

5.18.        Minimum Sale Price.  Borrower shall not sell a residential condominium unit on the Property for an amount less than $200.00 per gross square foot without the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion).

3.             Mandatory Principal Reduction Payments.  As a condition precedent to the effectiveness of the amendments in Sections 4 through 11 below, Borrower shall, on the Amendment Effective Date, make a principal prepayment to Lender by wire transfer in the amount of $5,000,000.00.  Borrower’s failure to make such payment on or before five (5) days after the Amendment Effective Date shall constitute an immediate Event of Default under the Note and Loan Agreement, and in such event Lender may, at Lender’s option, accelerate the Loan without notice or demand of any kind, all of which are specifically waived by Borrower, including, without limitation, demand, notice of intent to accelerate, and notice of acceleration.  Borrower shall not be entitled to notice of failure to make the above payment.  For avoidance of doubt, the amendments in Sections 4 through 11 below shall be effective only upon Lender’s receipt of the entire $5,000,000.00 principal reduction in accordance with the terms of this Section 3.

4.             First Amendment to Deed of Trust.  Concurrently with the execution of this Amendment, Borrower shall execute and deliver to Lender a First Amendment to Amended and Restated Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental (the “First Amendment to Deed of Trust”).  It is expressly understood and agreed by Borrower and Lender that the First Amendment to Deed of Trust shall not be effective (and shall not be recorded) until Borrower has paid to Lender all of the principal reduction payments totaling $5,000,000.00 required by Section 3 above.  Upon such occurrence, Lender shall complete the date in the first line of the First Amendment to Deed of Trust and record the document in the real property records of Dallas County, Texas.

5.             Leasing.  Without limiting the general prohibition against leasing any portion of the Residential Condominium or the Future Development Area Unit contained in Section 4.04 of the Loan Agreement, Lender agrees that Borrower may by written notice to Lender designate up to five (5) residential condominium units (or more, if approved in writing in advance by Lender in its sole discretion) as units which Borrower desires to lease, and Lender agrees that Borrower shall be permitted to lease such units provided that (i) Lender shall have approved in writing (in its reasonable discretion) the specific unit to be leased (each a “Potential Leased Unit”), (ii) so long as Borrower or any subsidiary or affiliate of Borrower owns such unit, the terms of any such lease shall be normal and customary for similar units in Dallas, Texas, and (iii) Lender shall have received from Borrower the Release Price for such Potential Leased Unit pursuant to Article VI of the Deed of Trust.

6.             Extension of Maturity Date.  The definition of “Maturity Date” in Section 2 of the Note is hereby revised in its entirety to read as follows:

“Maturity Date” means October 1, 2009, as such date may be extended pursuant to Section 4(b) of this Note.

7.             Modification of Extension Option.  Section 4(b) of the Note is hereby revised in its entirety to read as follows:

(b)           Notwithstanding anything to the contrary contained herein, so long as no Event of Default or Potential Default has occurred and is continuing, Lender shall, upon satisfaction of all of the following conditions, extend the Maturity Date until October 1, 2010:

(i)            Maker shall deliver a written request for such extension to Lender on or before a date which is more than thirty (30) days but not more than ninety (90) days prior to October 1, 2009;

(ii)           Maker shall, during the period from and after September 16, 2008 and on or before October 1, 2009 (and specifically excluding any principal prepayments required to be made before September 16, 2008), make principal reduction payments totaling $5,000,000.00, either through sales of condominium units and release of such units pursuant to Article VI of the Deed of Trust or through cash payments.  It is expressly understood and agreed by Maker that any principal reduction payment received in connection with a partial release of the Future Development Area Unit pursuant to Section 6.3 of the Deed of Trust shall not be included in determining if Maker has made the required $5,000,000.00 principal reduction, except to the extent that such paydown on account of the release of the Future Development Area Unit exceeds $3,020,000.00; and

(iii)          Lender shall have received from an appraiser mutually acceptable to Lender and Borrower (it being agreed that CBRE, Cushman Wakefield, and Integra, or any successor entities to such companies, are approved) an Appraisal of the Mortgaged Property (as defined in the Deed of Trust) then remaining subject to the lien of the Deed of Trust dated as of a date no more than 90 days prior to October 1, 2009, and the appraised value of such Mortgaged Property as determined by such Appraisal is not less than the quotient of (x) the outstanding principal balance of the Obligations on October 1, 2009, divided by (y) seventy-five percent (75%).

8.             Permitted Indebtedness.  The definition of “Permitted Indebtedness” in Section 1.01 of the Loan Agreement is hereby revised in its entirety to read as follows:

“Permitted Indebtedness” means (a) the Loan; (b) property taxes and insurance premiums accrued but not delinquent; (c) Indebtedness for items permitted under the Approved Budget for which no Advance has yet been made for payment and which is not past due; (d) the ANB Construction Loan (and any refinancings thereof); (e) Debt arising under any Hedging Arrangement between Borrower and a swap counterparty permitted under Section 5.18; (f) unsecured trade Indebtedness incurred in the ordinary course of business of operation and maintenance of the Aggregate Property, which is not past due; and (g) unsecured loans made by owners (directly or indirectly) of interests in Borrower or Affiliates of such owners.  It is expressly agreed that Indebtedness incurred by Borrower in the past and consistent with the above shall be Permitted Indebtedness.

9.             Hedging Agreements.  The following new definition of “Hedging Agreements” is hereby added to Section 1.01 of the Loan Agreement:

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

10.           Limitation on Hedging.  The following negative covenant is hereby added to the Loan Agreement as Section 5.18:

5.18.        Limitation on Hedging.  The Borrower shall not (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s financings and operations, or (ii) obligates the Borrower to any margin call requirements.

11.           Prepayment.  Section 2.07(a) of the Loan Agreement is hereby revised in its entirety to read as follows:

(a)           At any time and from time to time Borrower may, upon five (5) Business Days’ written notice to Lender, prepay the principal of the Loan then outstanding, in whole or in part, without penalty or premium; provided, however, that each prepayment of less than the full outstanding principal balance of the Loan shall be in an amount equal to at least One Hundred Thousand Dollars ($100,000.00) and integral multiples thereof.

12.           Representations and Warranties.  As of the Amendment Effective Date, the following specific provisions in Article III of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

3.01(a)    Borrower.  Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and in accordance with the Organizational Documents of Borrower.  Borrower is duly authorized to conduct business in Texas and in each other jurisdiction, if any, in which the nature of its properties, assets or activities require such authorization.  Except as disclosed in writing to Lender, no member of Borrower has transferred, assigned, pledged or mortgaged its interest in Borrower or any profits or proceeds therefrom.

3.01(b)    Guarantors.  Behringer Harvard Mockingbird Commons GP, LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas and in accordance with its Organizational Documents.  Each other Guarantor is duly formed, validly existing and in good standing under the laws of the State of its formation and in accordance with the Organizational Documents of such person.  In addition, each Guarantor is duly authorized to conduct business in Texas and in each other jurisdiction in which the nature of its properties, assets or activities require such authorization.

3.12         Financial Condition.  Borrower has sufficient capital or has access to sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.  Neither Borrower nor any Guarantor is the subject of any bankruptcy, insolvency, reorganization or receivership proceeding and, to Borrower’s best knowledge, no such proceeding is threatened or imminent with respect to any such Person.

3.13         Restrictions.  Neither of Borrower nor any Guarantor is a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business.  Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its assets, whether now owned or hereafter acquired, to be subject to any Liens (other than the Permitted Liens).  Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) all or any portion of its direct ownership interest in any Person, or any profits or proceeds therefrom, to be subject to any Liens (other than Permitted Liens).

3.14         No Default.  To the best of Borrower’s knowledge, no Potential Default or Event of Default has occurred and is continuing under this Loan Agreement or any other Loan Document.

13.           Further Amendments.  Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the modifications set forth herein.

14.           Confirmation of Loan Documents.  Borrower covenants, represents and warrants to Lender as follows:

(a)           The principal balance of the Loan as of the Amendment Effective Date (but before application of the mandatory principal prepayment due on the Amendment Effective Date pursuant to Section 3 hereof) is $30,390,129.21.

(b)           To the best knowledge of Borrower, Borrower is not in default under the Note, the Deed of Trust, or any other Loan Document after giving effect to the terms of this Amendment;

(c)           Borrower has no defenses, counter-claims or offsets to the Note, Deed of Trust, or any other Loan Document, as modified herein;

(d)           Borrower waives any and all defenses, counter-claims, or offsets to the enforcement of the Note, Deed of Trust, or any other Loan Document, as modified, renewed, and extended herein, whether known or unknown; and

(e)           The Note, Deed of Trust, and other Loan Documents, as modified, renewed, and extended herein, are in full force and effect.

15.           Confirmation of Liens and Security Interests.  Borrower hereby renews and confirms the liens, security interests, and rights of any and all security for the Note (including, without limitation, the liens, security interests, and rights of the Deed of Trust), which are hereby acknowledged by Borrower to be valid and subsisting against the Property.

16.           Borrower’s Representations.  Borrower represents and warrants to Lender, and covenants and agrees with Lender, as follows:

(a)           Borrower has the power and requisite authority to execute, deliver, and perform its obligations hereunder and under the Loan Documents, and is duly authorized, and has taken all necessary action to authorize such person or entity to execute, deliver and perform this Amendment, the First Amendment to Deed of Trust and the Loan Documents and will continue to be duly authorized to perform its obligations under this Amendment, the First Amendment to Deed of Trust and the Loan Documents.

(b)           The representations and warranties set forth in the Loan Documents, except as expressly amended by this Amendment or modified by virtue of a definitional change herein, are true and correct in all material respects as if made on the date hereof, with the exception of those items specifically listed on Schedule 1 attached hereto and made a part hereof.

17.           Release.  Effective as of the Amendment Effective Date, and in consideration for this Amendment and all documents executed herewith, Borrower and Guarantors agree as follows:

A.            For the time period existing on and prior to the Amendment Effective Date and relating exclusively to the Loan Documents and the loan memorialized therein, Borrower and Guarantors fully and finally release and discharge Lender (and its officers, directors, shareholders, representatives, employees, agents and attorneys) of and from any and all defaults, potential defaults occurring on or prior to the Amendment Effective

Date, claims, damages or causes of action to, of or for the benefit (whether directly or indirectly) of, Borrower or any Guarantor, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by Borrower or any Guarantor on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Loan Documents and accruing prior to the Amendment Effective Date (collectively, the “Released Claims”);

B.            In addition to the release set forth above, and not in limitation thereof, Borrower and Guarantor each agree that it or he will never prosecute, or voluntarily (unless required by law) aid in the prosecution of, any of the Released Claims, whether by claim, counterclaim or otherwise.

18.           Lender’s Representations.  Lender represents and warrants to Borrower as follows:

(a)           As of the Amendment Effective Date, Borrower is not in default under Article VII(a) of the Loan Agreement and to Lender’s current actual knowledge, Borrower is not in default under any other provision in Article VII of the Loan Agreement.  As used in this section, the words “Lender’s current actual knowledge” mean and refer to the current actual knowledge of Lender’s sole portfolio manager with stewardship over the Loan as of the Amendment Effective Date, not in his individual capacity but solely in his capacity as an officer of Lender, limited to his current consciousness, without any due diligence, inquiry, or investigation of any kind or duty of inquiry or investigation and not including any constructive, imputed or implied knowledge.

(b)           Lender has the power and requisite authority to execute, deliver and perform its obligations hereunder and is duly authorized, and has taken all necessary action to authorize the person executing this Amendment, to execute and deliver this Amendment.

19.           Expenses of Lender.  Borrower shall be responsible for all of Lender’s costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, the other documents executed pursuant hereto and any additional costs and expenses incurred in connection herewith.

20.           Joinder of Guarantors.  Each Guarantor hereby (i) consents to the execution of this Amendment and acknowledges and consents to the terms and provisions hereof, (ii) ratifies, confirms and agrees that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of, and the obligations created and evidenced by, the Note or the Guaranty executed by such Guarantor, and (iii) certifies that the representations and warranties contained herein are, in all material respects, true and correct representations and warranties as of the date hereof.  The provisions set forth in Section 23 of the Guaranty executed by Behringer Harvard Mockingbird Commons GP, LLC and in Section 24 of the Guaranty executed by

Behringer Harvard Short Term Opportunity Fund I, LP are hereby specifically confirmed as being in full force and effect.

21.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Facsimile or electronic signatures shall be effective as originals.

22.           Modification.  This Amendment cannot be changed except by an instrument in writing signed by the party against whom the enforcement of any change is sought.  THIS AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED as of the Amendment Effective Date.

BORROWER:

BEHRINGER HARVARD MOCKINGBIRD COMMONS
LLC, a Delaware limited liability company

By:	Behringer Harvard Mockingbird Commons GP, LLC,
a Texas limited liability company,
its manager

By:
Gerald J. Reihsen, III
Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of September, 2008, by Gerald J. Reihsen, III, as Secretary of Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, in its capacity as the manager of Behringer Harvard Mockingbird Commons LLC, a Delaware limited liability company, on behalf of said manager acting on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

EXECUTED as of the Amendment Effective Date.

LENDER:

CREDIT UNION LIQUIDITY SERVICES,
LLC, a Texas limited liability company
f/k/a TEXANS COMMERCIAL CAPITAL, LLC

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of September, 2008, by                        ,                           of Credit Union Liquidity Services, LLC, a Texas limited liability company f/k/a Texans Commercial Capital, LLC, on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

Guarantors expressly consent to the modifications and terms contained in this Amendment:

GUARANTOR:

BEHRINGER HARVARD MOCKINGBIRD COMMONS GP, LLC
a Texas limited liability company

By:
Gerald J. Reihsen, III
Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of September, 2008, by Gerald J. Reihsen, III, as Secretary of Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

Guarantors expressly consent to the modifications and terms contained in this Amendment:

GUARANTOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
a Texas limited partnership

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,
its general partner

	By:	Harvard Property Trust, LLC
a Delaware limited liability company,
its general partner

By:
Gerald J. Reihsen, III
Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of September, 2008, by Gerald J. Reihsen, III, as Executive Vice President of Harvard Property Trust, LLC, a Delaware limited liability company, in its capacity as the general partner of Behringer Harvard Advisors II LP, a Texas limited partnership, in its capacity as the general partner of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, for and on behalf of said entities.

Notary Public in and for the State of Texas

(SEAL)

Schedule 1

Exceptions to Representations and Warranties

1.          With respect to Section 3.06 set forth in the Loan Agreement, the Disclosed Litigation as of the date hereof is as follows:  None.

2.          With respect to the last sentence of Section 3.19 and the representation set forth in Section 3.21(e), as previously disclosed to and approved by Lender, the Aggregate Property is subject to a condominium regime and is taxed accordingly.

3.          With respect to Section 3.23 of the Loan Agreement and any other representation regarding title, Borrower has, with the consent of Lender and in compliance with the terms and conditions of the Loan Agreement and other Loan Documents, sold certain condominium units on the Property and Lender has signed and filed a release of lien with respect to such condominium units.